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                     ACCOUNTS RECEIVABLES LIEN AGREEMENT



      ACCOUNTS RECEIVABLES LIEN AGREEMENT (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT"), dated as of June 12, 2006 by and among Kraft Elektronikai Zartkoruen Mukodo Reszvenytarsasag, a corporation formed under the laws of the Republic of Hungary, whose registered office is at H-1112 Budapest, Koerberki ut 36., registered by the Metropolitan Court of Budapest acting as Court of Registration under registration No. 01-10-044503 (the "CHARGOR"), the lenders signatory hereto (each lender including their respective successors, endorsees, transferees and assigns, a "SECURED PARTY", and collectively, the "SECURED PARTIES") and Smithfield Fiduciary LLC (as defined, as collateral agent for the Secured Parties (in such capacity, the "COLLATERAL AGENT").

                              WITNESSETH:

      WHEREAS, pursuant to a Securities Purchase Agreement ("SECURITIES PURCHASE AGREEMENT") dated as of on or around the date hereof, by and among the American United Global, Inc., with headquarters located at 108 Village Square #327, Somers, New York 10589, U.S.A. whose U.S. Federal Tax Identification Number is 95-4359228 (the "BORROWER"), the Secured Parties referred to above and Alpha Capital Aktiengesellschaft with headquarters at c/o Alpha Capital, AG 160
Central Park South #2701 New York, New York 10019, and certain ancillary agreements (collectively the "TRANSACTION DOCUMENTS") the Secured Parties severally, but not jointly, agrees to grant a loan facility ("LOAN") in a total principal amount equal to USD 5,700,000 to the Borrower which shall be evidenced by the issuance by the Borrower to such Secured Parties of the Borrower's senior secured convertible notes ("NOTES").

      WHEREAS, the Borrower is an affiliate of the Chargor and the Chargor acknowledges that it will derive substantial benefit from the making of an inter-company loan to be made from the Loan under the Securities Purchase Agreement to finance the purchasing of equipment for the Chargor.

      WHEREAS, in order to induce the Secured Parties to enter into the transactions contemplated by the Securities Purchase Agreement and other Transaction Documents, the Chargor has agreed to create the Liens on all of its Accounts Receivables (each as defined below) in favor of the Secured Parties by execution of this Agreement.

      NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. Certain Definitions.

      (a) As used in this Agreement, the following terms have the meanings specified below:

            "ACCOUNTS RECEIVABLES" means all claims on any legal ground existing in the present, as specifically set forth in Schedule B, or arising in the future in favor of the Chargor, including inter-company loans, demands on bank accounts and any right to payment of a monetary obligation for property that has been or is to be sold, leased or otherwise disposed of, for services rendered or to be rendered, policies of insurance, deposit accounts, letters of credit etc.

            "AGGREGATE LOAN AMOUNTS" means the aggregate of the Loan Amounts owing to all Secured Parties set out in Schedule A.

            "BUSINESS DAYS" means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

            "CIVIL CODE" means Act IV of 1959 of the Civil Code of the Republic of Hungary, as amended.

            "GOOD INDUSTRY PRACTICE" means at any time, in respect of any person, the exercise of that degree of skill, diligence, prudence, foresight and operating practice which would reasonably and ordinarily be expected from a skilled and experienced operator in the same type of business and undertaking as such person at such time.

            "LOAN AMOUNT" means the amount set opposite the name of each Secured Party in Schedule A.

            "OBLIGATIONS" means, with respect to each Secured Party, the due and punctual payment of (i) the Loan Amount owing to such Secured Party, having a maturity date of June 12, 2009 as may be extended at the option of the respective Secured Party in accordance with the provisions of
      Section 1 (Maturity) of the Notes and (ii) interest on overdue amounts at a rate of 18% (eighteen percent) per annum from the date such amount was due, whether at maturity by acceleration or otherwise, until the same is paid in full, and (iii) all other monetary obligations, including without limitation in respect of fees, commissions, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower to such Secured Party under any of the Transaction Documents.

            "PERMITTED LIENS" means the following:

                  (i)  Liens  in  favor  of  the  Secured   Parties  and/or  the
      Collateral Agent pursuant to the Transaction Documents; and

                  (ii) Liens arising by mandatory provisions of applicable laws.

            "SALE VALUE" means, with respect to any Accounts Receivables, the value thereof (expressed in U.S. Dollars) as proposed by the Collateral Agent and agreed to by the Chargor, provided that in the event that the Chargor shall not have agreed to any such proposal within five (5) days thereof, the maximum value thereof (expressed in U.S. Dollars) determined by any independent valuation expert of recognized standing selected by the Collateral Agent using any reasonable method as would, in the reasonable judgment of such expert, allow for either of the following to occur, in accordance with the other terms and conditions of this Agreement, within no more than three (3) months of the date such expert sends notice of the amount of such valuation to each of the Collateral Agent and the Chargor:
      (i) the assignment of such Accounts Receivables, or (ii) the entry by the Collateral Agent into an agreement with a reputable and financially sound third party for the assignment of such Accounts Receivables by such third party within no more than three months of the date of such agreement.

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

      (b) Terms used in this Agreement but not otherwise defined in this Agreement that are defined in the Transaction Documents shall have the respective meanings given such terms in the Transaction Documents as in effect on the date hereof and, by signing this Agreement, the Chargor acknowledges having received and reviewed a copy of each Transaction Document.

            2. Granting of Lien on Accounts  Receivables.  As an inducement  for each Secured Party to enter into the transactions contemplated by the Transaction Documents and to secure the complete and timely payment, performance and discharge in full, as the case may be, of the Obligations owing to such Secured Party, each Secured Party and the Chargor hereby create in favor of such Secured Party in accordance with Section 267 (1) of the Civil Code a lien (each a "LIEN" and collectively the "LIENS") in and to all of the Chargor's right, title and interest in the Accounts Receivables.

            3. Registration; Notification to the Obligors. (a) Each Lien shall be effective from the date hereof or, in case of any Accounts Receivables arising hereafter, from such time as the Chargor acquires the right of disposal over such Accounts Receivables. The Chargor shall, immediately after the date hereof, register in its accounting system and indicate in all of its financial reports the fact that the Liens are created over its Accounts Receivables.

                  (b) The Chargor shall execute and deliver to the Collateral Agent, substantially in the form attached hereto as Schedule D, the notifications addressed to each obligor of the Accounts Receivables existing as of the date hereof about the creation of the Liens over such Accounts Receivables, stating that after the receipt of such notification the obligors shall only be entitled to pay any and all amounts payable under the Accounts Receivables to the Collateral Agent. The Chargor shall, immediately after an Accounts Receivables having arisen, execute and deliver such notification to the Collateral Agent. The notifications may be delivered by the Collateral Agent to the obligors only after the occurrence of an Event of Default in accordance with the provisions of Section 8 (Rights and Remedies Upon Default).

            4. Ranking. Each Lien shall rank pari passu with each other Lien. The Liens shall not be subject to any other lien that would rank ahead of the Liens.

            5. Representations, Warranties, Covenants and Agreements of the Chargor. The Chargor represents and warrants to, and covenants and agrees with, each of the Secured Parties as follows:

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

            (a) The Chargor has the requisite corporate power and authority to enter into this Agreement and to otherwise perform its obligations thereunder. The execution, delivery and performance by the Chargor of this Agreement have been duly authorized by all necessary action on the part of the Chargor and no further action is required by the Chargor.

(b) The Chargor is the sole legal owner of the existing Accounts Receivables and the Accounts Receivables are free from any liens, encumbrances, third party rights and third party claims that would impede the Chargor's right to fully dispose of the title to the Accounts Receivables, except for Permitted Liens. So long as this Agreement shall be in effect, the Chargor shall not enter into any lien agreement covering the Accounts Receivables or any portion thereof without the prior consent of the Collateral Agent.

            (c) This Agreement creates in favor of each Secured Party a valid, perfected and effective first priority security interest in the Accounts Receivables. No authorization or approval of or filing with or notice to any governmental authority or regulatory body is required either: (i) for the grant by the Chargor of, or the effectiveness of, the Liens granted hereby or for the execution, delivery and performance of this Agreement by the Chargor or (ii) for the perfection of or exercise by such Secured Party of its rights and remedies hereunder.

            (d) Schedule B attached hereto is a complete and correct list of the Accounts Receivables existing as of April 30, 2006.

            (e) The Chargor has no knowledge of any claim that any Lien violates the rights of any third party. There has been no adverse decision of which the Chargor is aware as to the Chargor's exclusive rights to the Accounts Receivables in any jurisdiction, and, to the knowledge of the Chargor there is no proceeding involving said rights pending or threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

            (f) No counter-claim challenging the Accounts Receivables exists.

            (g) The Chargor shall at all times maintain its books of account and records relating to the Accounts Receivables at its principal place of business and may not relocate such books of account and records unless it delivers to the Collateral Agent at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States or the Republic of Hungary).

            (h) The execution, delivery and performance of this Agreement does not conflict with or cause a breach or default, or an event that with or without the passage of time or notice, shall constitute a breach or default, under any agreement to which the Chargor is a party or by which the Chargor is bound.

            (i) The Chargor shall at all times maintain the Liens as valid and perfected first priority security interests in the Accounts Receivables in favor of each Secured Party and insure that such Liens remain senior to all existing and hereafter created liens. The Chargor hereby agrees to defend the same against any and all persons.

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

            (j) The Chargor shall, within ten (10) days of obtaining knowledge thereof, advise the Collateral Agent, in sufficient detail, of any claim, event, physical or legal fact that may adversely impact any material portion of the Accounts Receivables.

            (k) The Chargor shall promptly execute and deliver to the Secured Parties such further deeds, assignments, security agreements or other instruments, documents, certificates and assurances and take such further action as necessary to perfect or protect any Lien.

            (l) The Chargor shall permit the Collateral Agent and its representatives and agents, upon prior written notice by the Collateral Agent (acting upon instruction of any Secured Party), to monitor whether the Chargor operates its business in accordance with Good Industry Practice, including the right to enter the Chargor's premises to inspect the books and records at any time during normal business hours, and to make copies of books and records pertaining to any material item of the Accounts Receivables as may be reasonably requested by the Collateral Agent (acting upon instruction of any Secured Party) from time to time, all of which shall be at the sole cost and expense of (i) if an Event of Default shall have occurred and be continuing at the inception of such inspection, the Chargor, or (ii) in all other events, the Secured Party initiating such inspection.

            (m) The Chargor shall promptly notify the Collateral Agent in reasonable detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Accounts Receivables and of any other information received by the Chargor that reasonably would be expected to have an adverse impact on the Accounts Receivables as a whole, any Lien or the rights and remedies of the Secured Parties hereunder.

            (n) The Chargor shall not cause or suffer to exist any charge on the Accounts Receivables other than Permitted Liens without the prior written consent of the Collateral Agent.

            (o) The Chargor shall notify the Collateral Agent of any change in the Chargor's name, identity, chief place of business, chief executive office or residence within thirty (30) days of such change.

            6. Information Covenant. (a) The Chargor hereby covenants that within fifteen (15) days after the end of each calendar quarter, it will (i) deliver to the Collateral Agent a restatement of Schedule B hereto (which delivery may be effected by attaching the same to the Officer's Certificate referred to in Section 6 (b) below setting forth a list in detail consistent with that set forth in Schedule B) of any agreements or instruments that are subject to the Liens under this Agreement (which list, in the case of a restatement of Schedule B, shall also include all such agreements and instruments previously listed in Schedule B).

            (b) The Chargor hereby covenants that within fifteen (15) days after the end of each calendar quarter, it will provide to the Collateral Agent a certificate of the director of the Chargor substantially in the form attached hereto as Schedule C stating that as of the date of such certificate all documents required to be delivered, and actions required to be taken, by the Chargor under Section 6 (a) hereof to pledge such agreements and instruments in favor of the Secured Parties under this Agreement have been delivered and taken (and attaching copies of any of such documents to such certificate and evidence of any such required actions).

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

      7. Defaults. Each of the following events shall be an "EVENT OF DEFAULT":

            (a) the failure by the Borrower to perform any of the Obligations;

            (b) the occurrence of an Event of Default under and as defined in any Note; and

            (c) the Chargor breaches any representation, warranty, covenant or obligation under this Agreement, except in the case of a breach of a covenant or obligation which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days.

       8. Rights and Remedies Upon Default. Upon the occurrence and during the continuation of any Event of Default and the delivery to the Borrower of an Event of Default Redemption Notice (as defined in each Note), the Collateral Agent (on behalf of, and for the benefit of each Secured Party) shall become entitled to seek satisfaction from the Accounts Receivables on the third Business Day following the date of delivery of the Event of Default Redemption Notice and the Collateral Agent shall have the right to exercise all of the remedies conferred hereunder, under the Notes, and the Collateral Agent shall have all the rights and remedies of a secured creditor under the Civil Code. Without limitation, the Collateral Agent shall have the following rights and powers:

            (a) After the occurrence of an Event of Default which is continuing, the Collateral Agent may notify the obligors of the Accounts Receivables about the creation of the Liens by giving the notification delivered by the Chargor in accordance with Section 3 (b) (Registration; Notification to the Obligors). Simultaneously, the Collateral Agent shall inform the Chargor by giving a copy of such notification. After the earlier of the Chargor's receipt of such copy of notification and the Chargor becoming aware of an Event of Default, the Chargor shall procure that the obligors of the Accounts Receivables pay any and all amounts payable under the Accounts Receivables to the Collateral Agent.

            (b) The Collateral Agent shall have the right to seek satisfaction of all of the Obligations owing to the Secured Parties from the Accounts Receivables via court execution, as provided under Section 255 (1) of the Civil Code.

            (c) The Collateral Agent shall have the right to assign all or any part of the Accounts Receivables (or designate a person who officially deals with granting loans against security and/or organizing public sales to do so) as provided under Sections 257 and 258 of the Civil Code, at public or private sale or otherwise, for a consideration not less than the Sale Value, in U.S. Dollars (or an equivalent amount in any other currency selected by the Collateral Agent), for cash or on credit or for future delivery, in such portion or portions and at such time or times within a maximum period of fifteen (15) months from the date of the Event of Default Redemption Notice giving rise thereto, and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable and as are in compliance with any applicable laws. Upon each such assignment of the Accounts Receivables, the Collateral Agent and/or any Secured Party may acquire all or any part of the Accounts Receivables being assigned, free from and discharged of all trusts, claims, right of redemption and equities of the Chargor, which are hereby waived and released.

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

            (d) The Collateral Agent shall have the right to seek satisfaction from the Accounts Receivables in such other manner as shall be permitted by the applicable laws at time of exercising such right.

            (e) The Collateral Agent may, in order to implement the assignment of any of the Accounts Receivables pursuant to this Section, execute and deliver (pursuant to the authority provided for in Section 12 (Power of Attorney; Further Assurances)) on behalf of the Chargor one or more instruments of assignment of the Accounts Receivables in form as the Secured Parties may determine advisable.

        9. Applications of Proceeds; Expenses. (a) The proceeds of any such assignment of the Accounts Receivables hereunder shall be applied first, to the reasonable expenses of retaking, holding, and preparing for assignment, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Accounts Receivables, to the reasonable attorneys' fees and expenses incurred by the Collateral Agent and/or Secured Parties in enforcing its rights hereunder and in connection with collecting and transfer of the Accounts Receivables, and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which the Secured Parties shall pay to the Chargor any surplus proceeds. If, upon the assignment of the Accounts Receivables, the proceeds thereof are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Chargor, in its capacity of charger under this Agreement, will not be liable for the deficiency. To the extent permitted by applicable law, the Chargor waives all claims, damages and demands against the Secured Parties arising out of the assignment of the Accounts Receivables, unless due to the gross negligence or willful misconduct of the Collateral Agent and/or Secured Parties.

            (b) The Chargor shall pay all claims and charges (other than Permitted Liens) which in the reasonable opinion of the Collateral Agent and/or Secured Parties would reasonably be expected to prejudice, imperil or otherwise affect the Accounts Receivables or any Liens therein. Without prejudice to the provisions of Section 5(l) above, the Chargor will also, upon demand, pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Collateral Agent and/or Secured Parties may incur in connection with the inspection, preservation of, or the assignment of, collection from, or other realization upon, any of the Accounts Receivables.

      10. Responsibility for the Accounts Receivables. The Chargor shall ensure, during the term of this Agreement, that the aggregate amount of the Accounts Receivables shall be at any time not less than USD 100,000.

      11. Term of the Liens. Each Lien shall terminate on the date on which all payments under the respective Notes have been made in full or otherwise converted pursuant to the terms thereof and the respective Obligations have been paid or discharged in full. Upon such termination, the respective Secured Party shall, at the request of the Chargor to be delivered to the Collateral Agent, at the expense of the Chargor, execute and deliver to the Chargor statements and such other documentation as shall be reasonably requested by the Chargor to effect the termination and release of the Lien on the Accounts Receivables.

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

      12. Power of Attorney; Further Assurances. (a) The Chargor hereby authorizes the Collateral Agent (acting on behalf of each Secured Party), and its respective officers, agents, successors or assigns with full power of substitution, as the Chargor's true and lawful attorney-in-fact, with power, in the name of the Chargor, to, after the occurrence and during the continuance of an Event of Default, execute and deliver such documents to perfect such interests and take such actions in accordance with this Agreement which the attorney may consider to be reasonably required to accomplish the provisions of this Agreement, including (i) carrying out any obligation imposed on the Chargor by this Agreement (including the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Accounts Receivables); and (ii) enabling the Collateral Agent (acting on behalf of the Secured Parties) to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on it by or pursuant to this Agreement or by law
(including, the exercise of any right of a legal or beneficial owner of the Accounts Receivables); and generally, to do, at the option of the Collateral Agent (acting on behalf of the Secured Parties), as the case may be, and at the Chargor's expense, at any time, or from time to time, all acts and things which the Collateral Agent, as the case may be, deems necessary to protect, preserve and realize upon the Accounts Receivables and the Liens granted therein, in order to effect the provisions of this Agreement and the Notes, all as fully and effectually as the Chargor might or could do; and the Chargor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.

            (b) The Chargor shall (i) execute and deliver and cause to be filed, at Chargor's expense, such documents and instruments, and do such other acts and things, as may be necessary to maintain the perfection and first priority of the Liens; and (ii) without limiting the effect of the preceding clause (i), the Chargor shall at any time and from time to time, upon written request of the Collateral Agent delivered to the Chargor after an Event of Default has occurred and is continuing, execute and deliver and cause to be filed, at Chargor's expense, such documents and instruments, and do such other acts and things, as the Collateral Agent may reasonably deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted.

            (c) The Chargor shall, upon the occurrence of any Event of Default which is continuing, upon request of the Collateral Agent, promptly notify (and the Chargor hereby authorizes the Collateral Agent so to notify) each obligor of any Accounts Receivables that such has been pledged in favor of the Secured Parties, and that any payments due or to become due in respect thereof are to be made directly to the Collateral Agent.

      13. Collateral Agent. (a) The Collateral Agent shall give prompt notice to each Secured Party of each notice or request required or permitted to be given to the Collateral Agent by the Chargor pursuant to the terms of this Agreement. The Collateral Agent will distribute to each Secured Party each instrument and other agreement received for its account and copies of all other communications received by the Collateral Agent from the Chargor for distribution to the Secured Parties by the Collateral Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Chargor under this Agreement shall be effected by the Secured Party through the Collateral Agent.

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

      (b) All Cash Proceeds received by the Collateral Agent in respect of any sale of or collection from, or other realization upon, all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent) in whole or in part by the Collateral Agent against, all or any part of the Obligations in such order as the Collateral Agent shall elect, consistent with the provisions of the Securities Purchase Agreement.

      14. Notices. (a) Any and all notices or other communications or deliveries hereunder (including without limitation any Event of Default Redemption Notice) shall be in writing and shall be deemed given and effective on the earliest of
(i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 12:00 p.m. (New York City time) on a Business Day, or (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 12:00 p.m. (New York City time) on any Business Day, or (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given, in each case if delivered to the following addresses:

If to the Borrower (this address being set forth solely for the purposes of evidencing the date of deemed receipt by the Borrower of an Event of Default Redemption Notice in the application of Section 8 (Rights and Remedies Upon Default) hereunder):

                  American United Global, Inc.
                  108 Village Square #327
                  Somers, New York 10589 USA
                  Telephone: 425-869-7410
                  Facsimile: 631-254-2136
                  Attention: Robert Rubin, CEO

            With a copy to:

                  Sichenzia Ross Friedman Ference LLP
                  1065 Avenue of the Americas, 21st Floor
                  New York, New York  10018 USA
                  Telephone: 212-930-9700
                  Facsimile: 212-930-9725
                  Attention: Richard A. Friedman, Esq.

If to the Chargor:

                  Kraft Elektronikai Zartkoruen Mukodo Reszvenytarsasag, H-1112 Budapest
                  Koerberki ut 36.
                  Hungary
                  Mailing address: H-1506 Budapest, P. O. Box: 89, Hungary
                  Telephone: +36 1 248 2880
                  Facsimile: +36 1 248 2890

                  With a copy to:

                  Sichenzia Ross Friedman Ference LLP
                  1065 Avenue of the Americas, 21st Floor
                  New York, New York 10018 USA
                  Telephone: 212-930-9700
                  Facsimile: 212-930-9725
                  Attention: Richard A. Friedman, Esq.

If to any
Secured Party: To the  address set forth under such  Secured  Party's  name on its signature page hereto.

If to the
Collateral
Agent: To the address set forth under the Collateral Agent's name on its signature page hereto.

            (b) All notices, communications and deliveries hereunder to or from the Chargor must be sent through the Collateral Agent. Any and all notices or other communications or deliveries made by the Chargor through the Collateral Agent shall be deemed to be properly sent by the Chargor to each Secured Party.

        15. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Accounts Receivables or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Parties shall have the right, in their sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Parties' rights and remedies hereunder.

        16. Miscellaneous. (a) No course of dealing between the Chargor and the Collateral Agent or any Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder, under the Notes or under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

            (b) All of the rights and remedies of the Secured Parties with respect to the Accounts Receivables, whether established hereby, by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised through the Collateral Agent singly or concurrently.

            (c) This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and is intended to supersede all prior negotiations, understandings and agreements with respect thereto. Except as specifically set forth in this Agreement, no provision of this Agreement may be modified or amended except by a written agreement signed by the parties hereto.

            (d) In the event that any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction for any reason, unless such provision is narrowed by judicial construction, this Agreement shall, as to such jurisdiction, be construed as if such invalid, prohibited or unenforceable provision had been more narrowly drawn so as not to be invalid, prohibited or unenforceable. If, notwithstanding the foregoing, any provision of this Agreement is held to be invalid, prohibited or unenforceable in any jurisdiction, such provision, as to such jurisdiction, shall be ineffective to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining portion of such provision or the other provisions of this Agreement and without affecting the validity or enforceability of such provision or the other provisions of this Agreement in any other jurisdiction.

            (e) This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns.

            (f) Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions of this Agreement.

            (g) This Agreement shall be construed in accordance with the laws of the Republic of Hungary. The parties hereto irrevocably agree that the Hungarian courts shall have jurisdiction to settle any dispute, suit, action or proceedings which may arise out of or in connection with this Agreement.

            (h) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.

                              KRAFT ELEKTRONIKAI ZARTKORUEN MUKODO
                              RESZVENYTARSASAG


                              By:_____________________________________
                              Name:
                              Title:          managing director

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                           SMITHFIELD FIDUCIARY LLC, as Collateral Agent

                           Company Registration No.: 94284 (registered by the Registrar of Companies for the Cayman Islands)


                           Registered Office:

                           c/o Maples and Calder Attorneys-at-Law
                           Ugland House, P.O. Box 309
                           George Town, Grand Cayman
                           Cayman Islands
                           British West Indies

                           Address for Notice:

                           Smithfield Fiduciary LLC
                           c/o Highbridge Capital Management, LLC
                           9 West 57th Street, 27th Floor
                           New York, NY 10019
                           Facsimile: (212) 751-0755
                           Attn: Ari J. Storch/Adam J. Chill


                           By:_____________________________________
                           Name:              dr. Endre Palfi
                           Title:             proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        SMITHFIELD FIDUCIARY LLC, as Secured Party

                        Company Registration No.: 94284 (registered by the Registrar of Companies for the Cayman Islands)


                        Registered Office:

                        c/o Maples and Calder Attorneys-at-Law
                        Ugland House, P.O. Box 309
                        George Town, Grand Cayman
                        Cayman Islands
                        British West Indies

                        Address for Notice:

                        Smithfield Fiduciary LLC
                        c/o Highbridge Capital Management, LLC
                        9 West 57th Street, 27th Floor
                        New York, NY 10019
                        Facsimile: (212) 751-0755
                        Attn: Ari J. Storch/Adam J. Chill


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        IROQUOIS MASTER FUND LTD., as Secured Party

                        Registered Office:

                        641 Lexington Avenue, 26th Floor
                        New York, New York 10022 U.S.A

                        Address for Notice:

                        Iroquois Master Fund Ltd.
                        641 Lexington Avenue 26th Floor
                        New York, New York 10022 USA
                        Facsimile:  (212) 207-3452
                        Telephone: (212) 974-3070
                        Attention:  Joshua Silverman


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        ROCKMORE  INVESTMENT  MASTER  FUND,  LTD.,  as Secured
                        Party

                        Registered Office:

                        650 Fifth Avenue 24th Floor
                        New York, New York 10019 U.S.A.

                        Address for Notice:

                        Rockmore Investment Master Fund, Ltd.
                        650 Fifth Avenue 24th Floor
                        New York, New York 10019 USA
                        Facsimile:  (212) 258-2315
                        Telephone: (212) 803-5261
                        Attention:   Bruce Bernstein


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        CRANSHIRE CAPITAL, L.P., as Secured Party

                        Registered Office:

                        666 Dundee Road, Suite 1901
                        Northbrook, IL 60062 U.S.A.

                        Address for Notice:

                        Cranshire Capital, L.P.
                        666 Dundee Road Suite 1901
                        Northbrook, Illinois 60062 USA
                        Facsimile:  (847) 784-9031
                        Telephone: (847) 562-9030
                        Attention:  Mitch Kopin


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        GRACE BROTHERS, LTD., as Secured Party

                        Registered Office:

                        1560 Sherman Ave Evanston
                        Illinois 60201 U.S.A.

                        Address for Notice:

                        Grace Brothers, Ltd.
                        1560 Sherman Ave
                        Evanston, Illinois 60201 USA
                        Facsimile:  (847) 733-0339
                        Telephone: (847) 733-1230
                        Attention:  Bradford T. Whitmore



                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        RAQ, LLC, as Secured Party

                        Registered Office:

                        787 7th Avenue 48th Floor
                        New York, New York 10019 U.S.A.

                        Address for Notice:

                        RAQ LLC
                        787 7th Avenue 48th Floor
                        New York, New York 10019 USA
                        Facsimile:  (212) 554-4490
                        Telephone: (212) 554-4300
                        Attention:  J. Jay Lobell
                                    Steve Rocamboli


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        PARAGON CAPITAL, L.P., as Secured Party

                        Registered Office:

                        110 East 59th St
                        New York, New York 10022 U.S.A.

                        Address for Notice:

                        Paragon Capital, L.P.
                        110 East 59th St
                        New York, New York 10022 USA
                        Facsimile:  (212) 894-0279
                        Telephone: (212) 894-0275
                        Attention: Alan P. Donenfeld


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        NITE CAPITAL, L.P., as Secured Party

                        Registered Office:

                        100 E Cook Avenue #201
                        Libertyville, Illinois 60048 U.S.A.

                        Address for Notice:

                        Nite Capital, L.P.
                        100 E Cook Avenue #201
                        Libertyville, Illinois 60048 USA
                        Facsimile:  (847) 968-2648
                        Telephone: (847) 968-2655
                        Attention:  Keith Goodman


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        BRISTOL INVESTMENT FUND, LTD., as Secured Party

                        Registered Office:

                        10990 Wilshire Blvd #1410
                        Los Angeles, California 90024 U.S.A.

                        Address for Notice:

                        c/o Bristol Investment Fund, Ltd.
                        10990 Wilshire Blvd #1410
                        Los Angeles, California 90024 USA
                        Facsimile:  (310) 696-0334
                        Telephone: (310) 696-0333
                        Attention:  Paul Kessler
                                          Amy Wong


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        GLOBAL HUNTER HOLDINGS, L.P., as Secured Party

                        Registered Office:

                        1808 Point de Vue Suite 1000
                        Ft Mound, Texas 75022 U.S.A.

                        Address for Notice:

                        Global Hunter Holdings, L.P.
                        1808 Point de Vue Suite 1000
                        Ft. Mound, Texas 75022 USA
                        Facsimile:  (504) 525-5607
                        Telephone: (504) 527-0333
                        Attention:  Daniel O. Conwill


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        HUDSON BAY FUND L.P., as Secured Party

                        Registered Office:

                        120 Broadway 40th Floor
                        New York, New York 10271 U.S.A.

                        Address for Notice:

                        Hudson Bay Fund L.P.
                        120 Broadway  40th Floor
                        New York, New York 10271 USA
                        Facsimile:  (212) 571-1279
                        Telephone: (212) 571-1244
                        Attention:  Yoav Roth


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        RONALD HART, as Secured Party

                        Permanent Address:

                        4821 Crestwood Drive Little Rock
                        Arkansas 72207 U.S.A.

                        Address for Notice:

                        Ronald Hart
                        4821 Crestwood Drive
                        Little Rock, Arkansas 72207 USA
                        Telephone: (501) 265-0063


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        KUEKENHOF CAPITAL MANAGEMENT, LLC, as Secured Party

                        Registered Office:

                        22 Church St Suite #5
                        Ramsey, New Jersey 07446 U.S.A.

                        Address for Notice:

                        Kuekenhof Capital Management, LLC
                        22 Church St Suite #5
                        Ramsey, New Jersey 07446 USA
                        Facsimile:  (201) 995-1954
                        Telephone: (201) 995-1950
                        Attention:  Michael C. James



                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        SIMON HALEGOUA, as Secured Party

                        Permanent Address:

                        1 Crescent Road
                        Bellterre, New York 11777 U.S.A.

                        Address for Notice:

                        Simon Halegoua
                        1 Crescent Road
                        Belle Teere, New York 11777 USA
                        Telephone: (631) 928-9225


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        ISAAK HALEGOUA, as Secured Party

                        Permanent Address:

                        25 Bell Circle
                        Bellterre, New York 11777 U.S.A.

                        Address for Notice:

                        Isaak Halegoua
                        1 Crescent Road
                        Belle Teere, New York 11777 USA
                        Telephone: (631) 928-9225


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

      IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  this  Accounts
Receivables Lien Agreement to be duly executed on the day and year first above written.


                        AUDREY HALEGOUA, as Secured Party

                        Permanent Address:

                        25 Bell Circle
                        Bellterre, New York 11777 U.S.A.

                        Address for Notice:

                        Audrey Halegoua
                        1 Crescent Road
                        Belle Teere, New York 11777 USA
                        Telephone: (631) 928-9225


                        By:_____________________________________
                        Name:                 dr. Endre Palfi
                        Title:                proxy

                                  SCHEDULE A



                                 LOAN AMOUNTS


-------------------------------------------------------------------------

    NAME OF THE SECURED PARTIES                  LOAN AMOUNTS
-------------------------------------------------------------------------
     Smithfield Fiduciary LLC                   USD 1,000,000
-------------------------------------------------------------------------

     Iroquois Master Fund, Ltd.                  USD 600,000
-------------------------------------------------------------------------

  Rockmore Investment Master Fund,               USD 500,000
                Ltd.
-------------------------------------------------------------------------

      Cranshire Capital, L.P.                    USD 500,000
-------------------------------------------------------------------------

        Grace Brothers, Ltd.                    USD 1,250,000
-------------------------------------------------------------------------

              RAQ, LLC                           USD 250,000
-------------------------------------------------------------------------

        Paragon Capital L.P.                     USD 350,000
-------------------------------------------------------------------------

         Nite Capital, L.P.                      USD 250,000
-------------------------------------------------------------------------

   Bristol Investment Fund, Ltd.                 USD 250,000
-------------------------------------------------------------------------

    Global Hunter Holdings, L.P.                 USD 250,000
-------------------------------------------------------------------------

        Hudson Bay Fund L.P.                     USD 250,000
-------------------------------------------------------------------------

            Ronald Hart                          USD 50,000
-------------------------------------------------------------------------

 Kuekenhof Capital Management, LLC               USD 100,000
-------------------------------------------------------------------------

           Simon Halegoua                        USD 50,000
-------------------------------------------------------------------------

           Isaak Halegoua                        USD 25,000
-------------------------------------------------------------------------

          Audrey Halegoua                        USD 25,000
-------------------------------------------------------------------------

       AGGREGATE LOAN AMOUNTS                   USD 5,700,000
-------------------------------------------------------------------------

                                  SCHEDULE B



                         LIST OF ACCOUNTS RECEIVABLES

                                  SCHEDULE C



                            OFFICER'S CERTIFICATE


            Reference is made to (i) the Accounts Receivables Lien Agreement dated as of June 12, 2006 (the "AGREEMENT") by and among Kraft Elektronikai Zartkoruen Mukodo Reszvenytarsasag (the "CHARGOR"), the lenders signatory thereto (the "SECURED PARTIES") and Smithfield Fiduciary LLC (the "COLLATERAL AGENT"). Terms used but not defined herein are used as defined in the Accounts Receivables Lien Agreement.

            I, [___________], a Director of the Chargor, hereby certify to each Secured Party under the Accounts Receivables Lien Agreement that:

            (i) the Chargor has entered into no agreements or instruments that is subject to the Liens under the Accounts Receivables Lien Agreement , other than the agreements or instruments listed on the restatement of Schedule B of the Accounts Receivables Lien Agreement attached to this certificate;

            (ii) such restatement has been appropriately completed and is in the form, and specifies such agreements and instruments in the detail, required by Section 6 (a) of the Accounts Receivables Lien Agreement; and

            (iii) the Chargor has taken all actions necessary to create valid and enforceable Liens in the agreements and instruments set forth in such restatement.


            IN WITNESS WHEREOF, I have executed this certificate in my capacity as a Director of the Chargor this [__] day of ______, 200[__].







                                          By
                                            ---------------------------
                                            Name:
                                            Title:

                                  SCHEDULE D



                                   FORM OF

               NOTIFICATION ABOUT THE ENFORCEMENT OF THE LIENS

                    [on the letter headed paper of the Chargor]

FAO: [Obligor]

                                                                    Date: [date]

Dear Sirs,

REF: NOTIFICATION

We refer to the Accounts Receivables Lien Agreement ("AGREEMENT") concluded on June 12 2006, by and among Kraft Elektronikai Zartkoruen Mukodo Reszvenytarsasag (the "CHARGOR"), the lenders signatory thereto (the "SECURED PARTIES") and Smithfield Fiduciary LLC (the "COLLATERAL AGENT") (the Chargor, the Secured Parties and the Collateral Agent hereinafter collectively the "PARTIES").

We hereby inform You, that pursuant to the provisions of the above mentioned Agreement, the Parties have created in favor of each Secured Party a lien on each and every right, title and interest (hereinafter collectively:
"RECEIVABLES") of the Chargor vis-a-vis You, arising at present or in the future from the following contract/order ("CONTRACT").

Contract:   [___]

                             Date: [___]

Subject:    [___]

After the receipt of the present Notification the Receivables shall be paid to the following bank account: [___].

WE KINDLY INFORM YOU THAT YOU SHALL BEAR THE RISK OF NOT ACTING IN CONFORMITY WITH THE PRESENT NOTIFICATION AND THE SECURED PARTIES SHALL HAVE THE RIGHT TO CLAIM PAYMENT FROM YOU INDEPENDENTLY OF THE FACT THAT YOU MADE A PAYMENT TO THE CHARGOR.

YOURS FAITHFULLY:

KRAFT ELEKTRONIKAI ZARTKORUEN MUKODO RESZVENYTARSASAG
[corporate signature]